CELERITY SOLUTIONS, INC.
                                  EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 1991 Non-Qualified Employee Stock Option Plan and the 1992 Non-Qualified, Non-Employee Director Stock Option Plan of Celerity Solutions, Inc. of our report dated May 14, 1998, with respect to the consolidated financial statements of Celerity Solutions, Inc. included in the Annual Report (Form 10-KSB) for the year ended March 31, 1998.



                                                  ERNST & YOUNG LLP

Boston, Massachusetts
June 25, 1998